UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2016

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-03526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2016, the Company and its Operating Partnership, entered into an amended and restated employment agreement (the “Employment Agreement”) with Steven B. Tanger. The Employment Agreement amends and restates Mr. Tanger’s existing employment agreement in its entirety, effective as of December 14, 2016 (the “Effective Date”).

Pursuant to the Employment Agreement, Mr. Tanger shall continue to serve as President and Chief Executive Officer of the Company and, if elected or appointed, a member of the Board of Directors of the Company through January 1, 2021 (the Effective Date through such date, the “Contract Term”). His annual base salary will remain $824,000 through December 31, 2016. In 2017, Mr. Tanger will be paid an annual base salary of $850,000. The Board of Directors will review the amount of annual base salary for increase (but not decrease) beginning in 2018. Mr. Tanger is eligible to receive an annual incentive bonus, including awards under the Company’s Amended and Restated Incentive Award Plan on terms at least as favorable as annual awards granted to other executives. At least 40% of the value of annual equity awards granted to Mr. Tanger in 2017 (for 2016 performance) will be subject to pro-rata time based vesting over a three year period.

During the Contract Term and for ninety (90) days thereafter, the Company will also provide Mr. Tanger with term life insurance coverage under a policy or policies in the face amount of $5 million and, in the event of termination of employment prior to the end of the Contract Term (other than for Cause or without Good Reason (as such terms are defined in the Employment Agreement)), the Company will pay to Mr. Tanger (or the relevant insurer) an amount equal to the premiums required to maintain such policy or policies through the end of the Contract Term.

If Mr. Tanger’s employment is terminated without Cause or for Good Reason Mr. Tanger will, subject to execution and non-revocation of a release in favor of the Company and its affiliates, receive (1) a lump sum payment equal to three-hundred percent (300%) of the sum of (a) his annual base salary and (b) the greater of (i) his annual bonus for the year immediately preceding the year of termination and (ii) the average of his annual bonuses, if any, earned in the three (3) years immediately preceding the year of termination, and (2) continued participation in the employee benefit plans of the Company or the Partnership through the greater of (a) 18 months and (b) the end of the Contract Term. If Mr. Tanger’s employment is terminated due to death or Disability (as defined in the Employment Agreement), Mr. Tanger will receive (1) a lump sum payment equal to the greater of current base salary for the remainder of term or 100% of current base salary and (2) an amount equal to his annual bonus for the year of termination, prorated based on the number of days of employment in such year.

In addition, if Mr. Tanger’s employment is terminated without Cause or for Good Reason or due to death or Disability, all unvested restricted Common Shares subject to time based vesting (“Time Based Awards”) will fully vest and all unvested equity awards subject to performance based vesting (“Performance Based Awards”) will continue to vest pro rata through the date of termination subject to the actual achievement of the applicable performance measures. Post-vesting transfer restrictions on both Time Based and Performance Based Awards will also lapse following any such termination.

If Mr. Tanger’s employment is terminated due to non-renewal of the agreement on substantially similar terms at the end of the Contract Term, it will be deemed a termination without Cause and Mr. Tanger will, subject to execution and non-revocation of a release in favor of the Company and its affiliates, receive (1) a lump sum payment equal to one-hundred percent (100%) of the sum of (a) his annual base salary and (b) the greater of (i) his annual bonus for the year immediately preceding the year of termination and (ii) the average of his annual bonuses, if any, earned in the three (3) years immediately preceding the year of termination, and (2) continued participation in the employee benefit plans of the Company or the Partnership for 18 months.

In addition, Mr. Tanger may voluntary terminate employment by retiring any time after reaching age 72 and 20 years of service and receive a pro-rated annual bonus and continued vesting of unvested equity.  In the event of such a retirement, Mr. Tanger will be available to consult with the board for 12 months following retirement at a per diem rate.

All payments and benefits due to Mr. Tanger under the Employment Agreement are subject to reduction to the extent necessary to avoid Federal excise tax on certain “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended. However, Mr. Tanger would not have any payments cut back if paying his full benefits on a change of control would (even after taking into account the 20% excise tax) provide him with a larger total after-tax payment than he would have received had cutback occurred.

During the Contract Term and for a period of twenty-four (24) months thereafter (the “Restricted Period”), Mr. Tanger is generally prohibited from engaging in the management, development or construction of any factory outlet centers or competing retail commercial property or in any active or passive investment in property connected with a factory outlet center or a competing retail commercial property. During the period following termination of employment, this prohibition applies only with respect to properties that are within a fifty (50) mile radius of (1) any commercial property owned, leased or operated by the Company and/or related entities on the date of termination of Mr. Tanger’s employment or (2) any commercial property which the Company and/or any related entity actively negotiated to acquire, lease or operate within the six (6)-month period prior to the date of termination of Mr. Tanger’s employment. During the Restricted Period, Mr. Tanger will also be subject to certain restrictions on solicitation of employees and other service providers of the Company and/or related entities and solicitation of business partners and business affiliates of the Company and/or related entities. During the Restricted Period, Mr. Tanger may own an interest in or provide services to an entity affiliated with another entity that is engaged in competition with the company so long as the entity he owns the interest in or provides services to does not itself in engage in competition with the company.

The description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this report:

Exhibit 10.1	Amended and restated employment agreement of Steven B. Tanger dated December 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 19, 2016

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ James F. Williams
James F. Williams
Senior Vice President and Chief Financial Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, its sole general partner

By:  /s/ James F. Williams
James F. Williams
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.
10.1	Amended and restated employment agreement of Steven B. Tanger dated December 14, 2016.